Exhibit 14.1

MAGSTAR TECHNOLOGIES, INC.

CODE OF ETHICS

AND

BUSINESS CONDUCT

TABLE OF CONTENTS

Introduction

Compliance with Laws and MagStar Business Conduct Policies

Accuracy of Company Records

Securities Trading Policies

Contact with Government Officials

Conflicts of Interest

Political Contributions and Related Policies

Transacting International Business

Business Courtesies and Gratuities

Corporate Opportunities

Intellectual Property and Other Assets

Protection and use of Company Property

Fair Dealing with Competitors, Customers and Suppliers

Personal Behavior in the Workplace

Environmental Compliance

Employee Privacy

Public Disclosure of Code and Related Matters

Discipline

Reporting Suspected Problems

Monitoring

Certificate of Compliance

We all must

•                                          Know and follow the Code of Ethics and Business Conduct.

•                                          Know and comply with the requirements and expectations that apply to our jobs.

•                                          Take responsibility for our own conduct.

•                                          Report violations of law or the Code

•                                          Cooperate with any investigation of a potential ethics or business conduct violation.

•                                          Help MagStar meet its commitments to its shareholders.

•                                          Help safeguard the Company’s reputation for integrity in our business dealing.

•                                          Seek assistance when we have questions about MagStar’s Code of Ethics and Business Conduct or when faced with a challenging ethical situation.

•                                          Never act unethically, even if directed by another person to do so.

•                                          Retain a copy of the Company’s Code of Ethics and Business Conduct for easy reference.

Introduction

MagStar’s guidelines for business conduct flow from our purpose, core values and principles. These key elements are of the utmost importance for the proper conduct and respect for all individuals in the quest for common prosperity.

Our purpose focuses on…

MagStar depends on the character of its people. That character is reflected in our core values which include attracting and recruiting quality, knowledgeable, and honest people with leadership skills and a passion for doing their best. We respect our colleagues, customers and suppliers and strive to treat them with the utmost respect. We have confidence in each other’s capabilities and intentions.

The following principles flow from our purpose and core values:

•                                          We show respect for all individuals.

•                                          The interest of the Company and the individual are inseparable. We believe that doing what is right for the business with integrity will lead to mutual success for both the Company and the individual.

•                                          We strategically focus on our work.

•                                          We are focused on understanding the customers and their needs.

•                                          We encourage and expect outstanding technical mastery and executional excellence.

•                                          We strive to be/do the best in all areas of strategic importance to the Company.

•                                          We work together with confidence and trust, and we build positive relationships with all the parties who contribute to fulfilling our corporate purpose, including our colleagues, customers and our suppliers.

MagStar is committed to complying with all laws and regulations where we conduct our business activities. The Company expects every employee to know the laws and policies that apply to their activities for MagStar, and to conduct them with uncompromising honesty and integrity.

Some business activity is not governed by any law, and some laws and regulations set standards far below the expectations of our Company. In these situations, any employee should be able to answer “yes” to the following questions before taking action:

•                                          It this action the “right thing to do”?

•                                          Would this action withstand public scrutiny?

•                                          Will this action uphold MagStar’s reputation as an ethical company?

If the answers are not an unqualified “yes”, we don’t do it.

No corporate code can cover every possible question of business conduct. When in doubt - ask before you act.

Each employee is responsible to uphold the Code. All employees are expected to seek the advice of supervisor, manager or other appropriate persons within the Company when questions arise about issues discussed in the Code and any other issues that may implicate the ethical standards or integrity of the Company or any of its employees. Lisa Strachota, our Compliance Officer, will administer overall compliance with this Code of Ethics and Business Conduct.

This Code of Ethics and Business Conduct summarizes the values, principles and business practices that guide our business conduct. This Code sets out a set of basic principles to guide employees regarding the minimum requirements expected of them; however, this Code does not provide a detailed description of all employee policies. The Code supplements our existing employee handbook.

Taking action to prevent problems is part of out Company’s culture. If you observe possible unethical or illegal conduct you are encouraged to report your concerns. If you report, in good faith, what you suspect to be illegal or unethical activities, you should not be concerned about retaliation from others. Any employees involved in retaliation will be subject to serious disciplinary action by the Company.

Any reference to MagStar or the Company is understood to be a reference to MagStar Technologies, Inc., a Minnesota corporation, and its subsidiaries.

Compliance with Laws and MagStar Business Conduct Policies

MagStar employees (worldwide) are expected and directed to comply with all laws and all company business conduct policies relating to their MagStar business activities.

It is also each employee’s responsibility to know and understand legal and policy requirements as they apply to their job and to notify management when they believe a violation of law or company policies has occurred.

Accuracy of Company Records

Each employee must help maintain the integrity of MagStar’s financial and other records.

No Code can review the extensive accounting requirements which MagStar must fulfill. The Company’s business records are depended upon to produce reliable and accurate reports to management, shareholders, creditors, governmental entities and others. Thus, all official records of the conduct of the Company’s business must be accurate, honest and complete, without any restriction or qualification of any kind. This means the accuracy of any records involves both factual documentation and ethical evaluation or appraisal.

All Company operations must comply with all local and national laws relating to the accurate and complete maintenance of Company financial books and records.

Employees are expected to be honest, objective and loyal in the performance of record keeping responsibilities. However, because loyalty includes never knowingly being a part of any illegal or unethical activity, there is no excuse for a deliberately false or misleading Company record.

While only a few MagStar employees maintain actual accounting records, many MagStar employees help keep the Company’s records. Whether you track hours worked for billing to outside sources, use business expense accounts or participate in the Company’s official records, accurate documentation is critical. All officers and employees of the Company who are responsible for financial or accounting matters are also required to ensure full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed by the Company with the Securities and Exchange Commission. This commitment and responsibility extends to the highest levels of our organization, including our chief executive officer, chief financial officer and chief accounting officer.

Employees may not participate in any misstatement of MagStar’s accounts. At the same time, no circumstances justify the maintenance of “off-the-books” accounts to facilitate questionable or illegal payments. All contracts under which funds are disbursed shall accurately state the purposes for which these funds are paid and shall not be misleading.

Securities Trading Policies

Never trade securities on the basis of confidential information acquired at the workplace.

There are times when our employees have information about the Company, its subsidiaries or affiliates or about a company with which we do business that is not known to the investing public. Such insider information may relate to, among other things: plans, new products or processes, mergers, acquisitions or dispositions of businesses or securities, problems facing the Company or a company with which we do business, sales, profitability, negotiations relating to significant contracts or business relationships, significant litigation or financial information.

To ensure fairness and integrity in financial markets and to avoid insider trading penalties, if any information is such that a reasonable investor would consider the information important in reaching an investment decision, the Company employee who holds such information must not buy or sell Company securities, nor provide the information to others, until such information becomes public. Further, employees must not buy or sell securities in any other company about which they have such material non-public information, nor provide such information to others, until the information becomes public. Usage of material non-public information in the above manner is not only illegal, but also unethical. Employees who involve themselves in illegal insider trading will be subject to immediate termination, and an individual convicted of insider trading may face criminal penalties of up to ten years in prison and/or a $1,000,000 fine.

All employees must also read and comply with the Company’s “Policy Statement on Confidential Information and Securities Trading by Personnel” provided separately from this Code of Conduct.  (See following document)

The insider trading law is far from clear. An employee who is unsure of how the law applies in a given instance, should ask before he or she trades. All questions should be referred to Jon Reissner.

Contact with Government Officials

MagStar’s policy is to comply with all applicable laws, rules and regulations relating to lobbying or attempting to influence government officials.

Bribery, kickbacks or other improper payments have no place in our business. In addition, information provided to governments must be accurate and interactions with government officers must be honest and ethical. All activities that might constitute lobbying or attempts to influence government officials must be reviewed first with legal counsel.

If your job involves business with foreign, national, state or local government, you must know the rules applicable to your job. If you are in doubt, do not make the mistake of interpreting rules by yourself. Discuss the matter with your supervisor or other management of the Company.

Conflicts of interest

Avoid any situation in which your personal interests conflict with or interfere with MagStar’s interests.

Conflicts may arise when an employee, officer or director, or a member of his or her immediate family, receives improper personal benefits as a result of the person’s position with the Company or gains personal enrichment through access to confidential information. A conflict situation can also arise when an employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Each employee owes MagStar a duty of loyalty. For that reason, all employees must exercise great care any time their personal interests conflict with MagStar’s interests.

MagStar employees are free to engage in outside activities of their own free choice. It is important, however, that such activities do not adversely affect the conduct of MagStar’s business, involve misuse of Company position or resources, divert for personal gain any business opportunity from which MagStar may profit, or constitute a potential source of discredit to the MagStar name. The following is a list of prohibited conflicts of interest:

•                                          Consulting with or employment in any capacity by a competitor, supplier or customer of MagStar without authorization by the Board of Directors of the Company.

•                                          Having a substantial equity, debt, or other financial interest in any competitor, supplier or customer without authorization by the Board of Directors of the Company.

•                                          Having a financial interest in any transaction involving the purchase or sale by MagStar of any product, material, equipment, services or property without authorization by the Board of Directors of the Company.

•                                          Misusing MagStar’s confidential proprietary information, including the unauthorized disclosure or use of such information.

•                                          Using materials, equipment or other assets of MagStar for any unauthorized or undisclosed purpose.

•                                          Receiving loans or guarantees of obligations from the Company without authorization by the Board of Directors of the Company.

The Company policy regarding possible conflicts of interest is based on the principle that an employee’s decision in the business must be made solely in the best interest of MagStar. To reach that decision, an employee should avoid influence from personal or family considerations which might affect his or her judgement as to what is in the best interest of MagStar.

Political Contributions and Related Policies

Generally MagStar’s funds or resources may not be used to make a political contribution to any political candidate or political party anywhere in the world.

Exemptions to the basic policy are allowed only where such contributions are permitted by law and permission is granted in advance by the Company’s Chief Executive Officer. Company policies do not permit the use of any Company facilities or resources by employees for political campaigning, political fund raising or partisan political purposes. A decision by an employee to contribute any time, money or other resources to a political campaign or political activity must be totally voluntary.

Transacting International Business

Managers and employees of MagStar and any affiliates doing business around the world abide by special laws and regulations which apply to the import and export of products and technical data, as well as the conduct of business with non-U.S. entities.

We also comply with anti-boycott and international embargo regulations in all locations where MagStar does business. The U.S. Foreign Corrupt Practices Act prohibits payments, gifts or contributions to officials or employees of any foreign government or government-owned business for the purpose of getting or retaining business. In addition, the U.S. Foreign Corrupt Practices Act requires MagStar to maintain accurate and complete financial books and records.

Business Courtesies and Gratuities

We do not offer or accept kickbacks or bribes, or gifts of substantial value.

Business gifts and entertainment are designed to build goodwill and sound working relationships among business partners. A problem would arise if (1) the receipt by one of our employees of a gift or entertainment would compromise, or could be reasonably viewed as compromising, that individual’s ability to make objective or fair business decisions on behalf of the Company or (2) the offering by one of our employees of a gift or entertainment appears to be an attempt to obtain business through improper means or use improper means to gain a special advantage in our business relationships, or could reasonably be viewed as such an attempt.

MagStar employees may only exchange non-monetary and generally modestly valued gifts that promote goodwill with our business partners and do not improperly influence others. We will accept only approved and widely available discounts. We will not encourage, accept or exchange gratuities or payments for providing specific services.

Business courtesies and gratuities include but are not limited to gifts, meals, cocktails, discounts, hospitality, entertainment, recreation, promotional “items of value” for which the recipient does not pay fair market value.

MagStar employees may give or receive courtesies in Company-related business dealings with customers or suppliers provided the following guidelines are met:

•                                          They do not violate the law, regulations, reasonable customs of the market place or the known policy of either party’s employer.

•                                          They are reasonable in cost, amount, quantity and frequency.

•                                          They are appropriate as to time and place.

•                                          They do not influence or give the appearance of influencing the business judgement of the recipient.

•                                          They can stand public scrutiny without damaging MagStar’s reputation.

Each individual employee must use good judgement and ensure there is no violation of these principles. If you have any question about whether any gifts or proposed gifts are appropriate, please contact your supervisor, manager or our Corporate Governance Officer, or call the hotline described later in this document.

Corporate Opportunities

Employees may not use a corporate opportunity for personal gain.

Employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Employees are prohibited (without the consent of the Board of Directors or an appropriate committee thereof) from (1) taking for themselves personal opportunities that are discovered through the use of corporate property, information or their position for personal gain and (2) competing with the Company directly or indirectly.

Intellectual Property and Other Assets

One of MagStar’s most important assets is its confidential corporate information. MagStar’s legal obligations and its competitive position mandate that this information remains confidential.

Confidential information is critical to MagStar’s competitive advantage. It must not be shared with others outside of MagStar. This includes intellectual property and trade secrets, business plans, marketing and sales programs, customer lists, pricing policies, and Company financial information.

Every MagStar employee is obligated to protect the Company’s confidential information as well as that of its customers, suppliers and third parties who disclosed information to MagStar in confidence. MagStar employees may not accept trade secrets of confidential information of a technical or business nature from a third party, unless specifically authorized to do so by an authorized manager or officer of the Company.

Protection and Use of Company Property

Our shareholders trust us to manage Company assets appropriately.

Collectively, employees have a responsibility for safeguarding and making proper and efficient use of the Company’s property. Each of us has an obligation to prevent the Company’s property form loss, damage, misuse, theft, embezzlement or destruction. We seek to ensure that the Company equipment, supplies and other assets are used for legitimate business purposes unless otherwise specifically authorized, and to protect all tangible and intangible Company property.

Fair Dealing with Competitors, Customers and Suppliers

We respect the rights of competitors, customers and suppliers.

MagStar’s success depends on building productive relationships with our customers and suppliers based on integrity, ethical behavior and mutual trust. In addition, customers have individual needs and expectations representing unique opportunities for mutual success.

The Company bases its worldwide supplier relationships on fundamental concepts of honesty, fairness, mutual respect and nondiscrimination.

We seek to excel while operating honestly and ethically, never through taking unfair advantage of others. Each employee should endeavor to deal fairly with Company’s customers, suppliers, competitors or other employees. No one should take unfair advantage through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practices that unfairly prevent or limit competition.

Personal Behavior in the Workplace

MagStar is committed to treating all of its colleagues with respect and to allow employees to progress based on their talents.

The Company strives to provide a safe, healthy and productive work environment. Each employee has a personal responsibility to other MagStar employees and to the Company to help eliminate actions or circumstances which undermine the desired environment.

MagStar policy requires that individuals are to be considered for employment opportunities on the basis of merit, as measured against objective job requirements. Every good faith effort shall be made to implement programs designed to provide equal employment opportunity to all types of jobs and at all levels of the work force.

Our policy forbids any discrimination. Harassment or intimidation because of race, color, religion, gender, age, national origin, citizenship, sexual orientation or disability are forbidden. Employees are encouraged to bring questions or concerns in this area to their management.

Additionally, every employee is expected to perform his or her work in a safe manner, free of the influence of alcohol or drugs.

Environmental Compliance

MagStar will conduct business at all times in compliance with appropriate environmental laws and regulations. It is MagStar’s policy to operate its facilities in a manner which protects the employees, the public and the environment.

Employee Privacy

MagStar respects employee privacy and dignity. We will collect and retain personal information from employees that is required for the effective operation of the Company or as required by law. We will keep that information confidential and release it only to those who have a legitimate need to know.

Public Disclosure of Code and Related Matters

The existence and content of this Code of Conduct will be disclosed to shareholders and may be available on the Company’s website. Any waiver of the provisions of the Code for executive officers or directors may be made only by the Board of Directors, with only the independent members voting, or a Board committee consisting of independent directors, and such a wavier must be promptly disclosed to shareholders.

Discipline

Violations of this Code may lead to serious sanctions, including termination of employment for cause.

Reporting Suspected Problems

MagStar maintains an open door policy for employees to raise concerns and report observed violations of the law or the Code of Ethics and Business Conduct without fear of retribution or retaliation.

If you have questions about an ethical situation, you should feel free to discuss the problem with your supervisor or with the Human Resources Manager. You will be assured confidentiality to the limit of the law.

Monitoring

MagStar will periodically reaffirm its commitment to its compliance program and will monitor for compliance with the Code of Ethics and Business Conduct.

Each year a training session will be held and a copy of the Code and the Certificate of Compliance will be distributed to each employee to remind employees of the contents of the Code as well as to reestablish their commitment to comply with it.

Please make sure you return your

Certificate of Compliance

CERTIFICATE OF COMPLIANCE

This Certificate must be read and signed by all employees

I Certify that I have received, read and understood MagStar’s Code of Ethics and Business Conduct. I understand what types of conduct violate these policies and are considered outside the scope of my employment. I promise to comply with the terms of the code and understand that violation of these terms may lead to dismissal for cause.

Employee Signature

Date	Location

Printed Name

Return to:

Lisa Strachota
MagStar Technologies, Inc.
410 11th Avenue South
Hopkins, MN 55343

(952) 935-6921